 Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report of Visium Technologies, Inc. (the “Company”), on Form 10-K for the year ended June 30, 2022, as filed with the Securities and Exchange Commission on the date hereof, I, Mark Lucky, Principal Financial Officer of Visium Technologies, Inc., certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	Such Annual Report on Form 10-K for the year ended June 30, 2022, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in such Annual Report on Form 10-K for the year ended June 30, 2022, fairly presents, in all material respects, the financial condition and results of operations of Visium Energy Holding, Inc.

Date: October 4, 2022

/s/ Mark Lucky
Mark Lucky
Principal Accounting Officer, Chief Financial Officer

A signed original of this written statement required by Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, has been provided to Visium Energy Holding, Inc. and will be retained by Visium Energy Holding, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. This certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 even if the document with which it is submitted to the Securities and Exchange Commission is so incorporated by reference.